GRAINGER REPORTS RESULTS FOR THE SECOND QUARTER 2023

Focused execution driving continued strong results;
Company raises midpoint of full year 2023 guidance

Second Quarter Highlights
•Delivered sales of $4.2 billion, up 9.0%, or 10.1% on a daily, constant currency basis
•Generated operating earnings of $661 million, up 23.5%, with operating margin of 15.8%, up 190-basis points
•Achieved diluted EPS of $9.28, an increase of 29.1%
•Produced $450 million in operating cash flow and returned $265 million to Grainger shareholders through dividends and share repurchases
•Announced plans to open a new 500,000-square-foot distribution center in Oregon in 2025
•Raising midpoint of full year 2023 total Company revenue and EPS guidance ranges, including daily sales growth of 8.5% to 11% and diluted EPS of $35.00 to $36.75 per share

CHICAGO, July 27, 2023 - Grainger (NYSE: GWW) today reported results for the second quarter of 2023 with sales of $4.2 billion, up 9.0%, or 10.1% on a daily, constant currency basis, and diluted EPS of $9.28, up 29.1% compared to the second quarter of 2022.

"The team delivered another strong quarter of performance, as overall demand remains reasonably steady, and we show up well with our customers. Across the business, we continue to invest in our team members and operations, including the recent announcement of our new Northwest Distribution Center, all while producing great results at the top and bottom line," said D.G. Macpherson, Chairman and CEO. "Given the success of the first half, we are raising the midpoint of our revenue and EPS ranges and expect to continue driving strong execution in the back half of 2023."

2023 Second Quarter Financial Summary

($ in millions, except per share amounts)	Q2 2023 (1)	Q2 2022 (1)	Q2'23 vs. Q1'22
			Fav. / (Unfav.)
Net Sales	$4,182	$3,837	9.0%
Gross Profit	$1,644	$1,441	14.0%
Operating Earnings	$661	$534	23.5%
Net Earnings Attributable to W.W. Grainger, Inc.	$470	$371	26.5%
Diluted Earnings Per Share	$9.28	$7.19	29.1%

Gross Profit Margin	39.3%	37.6%	170 bps
Operating Margin	15.8%	13.9%	190 bps
Effective Tax Rate	24.0%	24.8%	80 bps
(1) Results are consistent on a reported and adjusted basis.

Revenue
Sales in the quarter, on a reported and daily basis, increased 9.0% compared to the second quarter of 2022. Excluding the unfavorable foreign exchange impact of 1.1%, sales on a daily, constant currency basis increased 10.1% compared to the second quarter of 2022.

In the High-Touch Solutions - N.A. segment, daily sales were up 9.9% compared to the second quarter of 2022, primarily due to continued price realization and solid volume growth. In the Endless Assortment segment, daily sales were up 4.5% or 10.1% on a daily, constant currency basis compared to the second quarter of 2022. Revenue growth was driven by new customer acquisition across the segment as well as enterprise customer growth at MonotaRO.

Gross Profit Margin
Gross profit margin for the second quarter of 2023 was 39.3%, a 170-basis point increase compared to the second quarter of 2022. The increase was driven by favorability in both segments.

In the High-Touch Solutions - N.A. segment, gross profit margin expanded by 200-basis points over the second quarter of 2022 primarily due to sustained freight and supply chain efficiencies, as well as continued favorable product mix. In the Endless Assortment segment, gross profit margin expanded by 50-basis points over the second quarter of 2022 driven by strong price realization and continued freight efficiencies at MonotaRO, offsetting unfavorable product mix at Zoro.

Earnings
Operating earnings for the second quarter of 2023 were $661 million, up 23.5% compared to the second quarter of 2022. Operating margin in the quarter was 15.8%, a 190-basis point increase over the second quarter of 2022 driven by expanded gross profit margins in both segments and further aided by SG&A leverage in the High-Touch Solutions - N.A. segment.

Diluted earnings per share of $9.28 in the second quarter of 2023, increased 29.1% compared to the second quarter of 2022 due primarily to the strong operating performance.

Tax Rate
The second quarter 2023 effective tax rate was 24.0%, compared to 24.8% in the second quarter of 2022. The decrease in the effective tax rate was primarily due to increased stock compensation tax benefit.

Cash Flow
During the second quarter of 2023, the Company generated $450 million of cash flow from operating activities, as net earnings were partially offset by a higher accounts receivable balance and tax payments in the period. The Company invested $95 million in capital expenditures, resulting in free cash flow of $355 million. During the quarter, the Company returned $265 million to Grainger shareholders through dividends and share repurchases.

Guidance

Total Company(1)	Previous 2023 Guidance Range (as of April 27, 2023)	Updated 2023 Guidance Range (as of July 27, 2023)
Net Sales	$16.2 - $16.8 billion	$16.4 - $16.8 billion
Sales Growth	6.6% - 10.6%	8.0% - 10.6%
Daily Sales Growth	7.0% - 11.0%	8.5% - 11.0%
Gross Profit Margin	39.1% - 39.4%	39.1% - 39.4%
Operating Margin	15.2% - 15.7%	15.2% - 15.7%
Diluted Earnings per Share	$34.25 - $36.75	$35.00 - $36.75
Operating Cash Flow	$1.6 - $1.8 billion	$1.70 - $1.85 billion
CapEx (cash basis)	$450 - $525 million	$450 - $525 million
Share Buyback	$650 - $800 million	$750 - $850 million
Effective Tax Rate	~24.0%	~24.0%

Segment Operating Margin
High-Touch Solutions - N.A.	17.3% - 17.8%	17.3% - 17.8%
Endless Assortment	7.9% - 8.3%	7.4% - 7.8%
(1) Guidance provided is on an adjusted basis. Daily sales growth adjusted for the impact of one fewer selling day in 2023 compared to 2022. The Company does not reconcile forward-looking non-GAAP financial measures. For further details see the supplemental information of this release.

Webcast
The Company will conduct a live conference call and webcast at 11:00 a.m. ET on Thursday, July 27, 2023 to discuss the second quarter results. The webcast will be hosted by D.G. Macpherson, Chairman and CEO, and Deidra Merriwether, Senior Vice President and CFO, and can be accessed at invest.grainger.com. For those unable to participate in the live event, a webcast replay will be available for 90 days at invest.grainger.com.

About Grainger
W.W. Grainger, Inc., with 2022 sales of $15.2 billion, is a leading broad line distributor with operations primarily in North America, Japan and the United Kingdom. Grainger achieves its purpose, We Keep the World Working®, by serving more than 4.5 million customers worldwide with innovative technology and deep customer relationships. The Company operates two business models. In the High-Touch Solutions - N.A. segment, Grainger offers more than 2 million maintenance, repair and operating (MRO) products and several services, such as technical support and inventory management. In the Endless Assortment segment, Zoro.com offers customers access to more than 12 million items, and MonotaRO.com provides more than 20 million items. For more information, visit invest.grainger.com.

Visit invest.grainger.com to view information about the Company, including a supplement regarding 2023 second quarter results. Additional Company information can be found on the Grainger Investor Relations website which includes the Company Snapshot and ESG report.

Safe Harbor Statement
All statements in this communication, other than those relating to historical facts, are “forward-looking statements.” Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “estimate,” “believe,” “expect,” “could,” “forecast,” “may,” “intend,” “plan,” “predict,” “project,” “will,” or “would,” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements include, without limitation: inflation, higher product costs or other expenses, including operational and administrative expenses; the impact of macroeconomic pressures and geopolitical trends, changes and events, including the impact of Russia’s invasion of Ukraine on the global economy, tensions across the Taiwan Straits and in overall relations with China, and the ramifications of these and other events; a major loss of customers; loss or disruption of sources of supply; changes in customer or product mix; increased competitive pricing pressures; changes in third party practices regarding digital advertising; failure to enter into or sustain contractual arrangements on a satisfactory basis with group purchasing organizations; failure to develop, manage or implement new technology initiatives or business strategies, including with respect to the Company’s eCommerce platforms; failure to adequately protect intellectual property or successfully defend against infringement claims; fluctuations or declines in the Company's gross profit margin; the Company’s responses to market pressures; the outcome of pending and future litigation or governmental or regulatory proceedings, including with respect to wage and hour, anti-bribery and corruption, environmental, regulations related to advertising, marketing and the Internet, consumer protection, pricing (including disaster or emergency declaration pricing statutes), product liability, compliance or safety, trade and export compliance, general commercial disputes, or privacy and cybersecurity matters; investigations, inquiries, audits and changes in laws and regulations; failure to comply with laws, regulations and standards, including new or stricter environmental laws or regulations; government contract matters; disruption or breaches of information technology or data security systems involving the Company or third parties on which the Company depends; general industry, economic, market or political conditions; general global economic conditions including tariffs and trade issues and policies; currency exchange rate fluctuations; market volatility, including price and trading volume volatility or price declines of the Company’s common stock; commodity price volatility; facilities disruptions or shutdowns; higher fuel costs or disruptions in transportation services; outbreaks of pandemic disease or viral contagions such as the COVID-19 pandemic; natural or human induced disasters, extreme weather and other catastrophes or conditions; effects of climate change; failure to execute on our efforts and programs related to environmental, social and governance matters; competition for, or failure to attract, retain, train, motivate and develop executives and key employees; loss of key members of management or key employees; changes in effective tax rates; changes in credit ratings or outlook; the Company’s incurrence of indebtedness or failure to comply with restrictions and obligations under its debt agreements and instruments and other factors identified in the Company’s filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. The preceding list is not intended to be an exhaustive list of all of the factors that could impact the Company’s forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:	Investors:
Brodie Bertrand	Kyle Bland
VP, Communications & Public Affairs	VP, Investor Relations

Communications@grainger.com	Abby Schill
Sr. Manager, Investor Relations

InvestorRelations@grainger.com

W.W. Grainger, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions of dollars, except for share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$4,182	$3,837	$8,273	$7,484
Cost of goods sold	2,538	2,396	4,995	4,660
Gross profit	1,644	1,441	3,278	2,824
Selling, general and administrative expenses	983	907	1,937	1,756
Operating earnings	661	534	1,341	1,068
Other (income) expense:
Interest expense – net	24	22	48	45
Other – net	(8)	(5)	(14)	(11)
Total other expense – net	16	17	34	34
Earnings before income taxes	645	517	1,307	1,034
Income tax provision	155	128	309	260
Net earnings	490	389	998	774
Less net earnings attributable to noncontrolling interest	20	18	40	37
Net earnings attributable to W.W. Grainger, Inc.	$470	$371	$958	$737

Earnings per share:
Basic	$9.32	$7.22	$18.98	$14.33
Diluted	$9.28	$7.19	$18.89	$14.26
Weighted average number of shares outstanding:
Basic	50.1	51.0	50.2	51.1
Diluted	50.3	51.3	50.4	51.4

W.W. Grainger, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions of dollars)
(Unaudited)

	As of
	(Unaudited)
Assets	June 30, 2023	December 31, 2022
Current assets
Cash and cash equivalents	$515	$325
Accounts receivable (less allowances for credit losses of $37 and $36, respectively)	2,418	2,133
Inventories – net	2,223	2,253
Prepaid expenses and other current assets	187	266
Total current assets	5,343	4,977
Property, buildings and equipment – net	1,485	1,461
Goodwill	368	371
Intangibles – net	237	232
Operating lease right-of-use	428	367
Other assets	170	180
Total assets	$8,031	$7,588

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities	$33	$35
Trade accounts payable	1,158	1,047
Accrued compensation and benefits	254	334
Operating lease liability	74	68
Accrued expenses	368	474
Income taxes payable	33	52
Total current liabilities	1,920	2,010
Long-term debt	2,275	2,284
Long-term operating lease liability	375	318
Deferred income taxes and tax uncertainties	131	121
Other non-current liabilities	103	120
Shareholders' equity	3,227	2,735
Total liabilities and shareholders’ equity	$8,031	$7,588

W.W. Grainger, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions of dollars)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net earnings	$490	$389	$998	$774
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for credit losses	5	4	9	8
Deferred income taxes and tax uncertainties	7	8	17	15
Depreciation and amortization	55	55	106	107
Net losses from sale of assets	—	2	—	2
Stock-based compensation	19	18	31	27
Change in operating assets and liabilities:
Accounts receivable	(141)	(135)	(303)	(398)
Inventories	24	(84)	28	(149)
Prepaid expenses and other assets	19	(11)	93	(50)
Trade accounts payable	94	35	147	263
Accrued liabilities	21	45	(177)	(8)
Income taxes – net	(130)	(76)	(28)	10
Other non-current liabilities	(13)	—	(17)	(8)
Net cash provided by operating activities	450	250	904	593
Cash flows from investing activities:
Capital expenditures	(95)	(106)	(193)	(163)
Proceeds from sale of assets	—	2	2	2
Other – net	—	(11)	—	(11)
Net cash used in investing activities	(95)	(115)	(191)	(172)
Cash flows from financing activities:
Proceeds from debt	—	—	6	—
Payments of debt	—	—	(18)	—
Proceeds from stock options exercised	5	9	28	15
Payments for employee taxes withheld from stock awards	(26)	(17)	(29)	(19)
Purchases of treasury stock	(171)	(120)	(313)	(199)
Cash dividends paid	(107)	(99)	(194)	(183)
Other – net	2	(2)	(1)	(2)
Net cash used in financing activities	(297)	(229)	(521)	(388)
Exchange rate effect on cash and cash equivalents	(4)	(8)	(2)	(12)
Net change in cash and cash equivalents	54	(102)	190	21
Cash and cash equivalents at beginning of period	461	364	325	241
Cash and cash equivalents at end of period	$515	$262	$515	$262

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP
FINANCIAL MEASURES (Unaudited)

The Company supplements the reporting of financial information determined under U.S. generally accepted accounting principles (GAAP) with the non-GAAP financial measures as defined below. The Company believes these non-GAAP financial measures provide meaningful information to assist investors in understanding financial results and assessing prospects for future performance as they provide a better baseline for analyzing the ongoing performance of its business by excluding items that may not be indicative of core operating results.

Adjusted gross profit, adjusted SG&A, adjusted operating earnings, adjusted net earnings, adjusted EPS
Exclude certain non-recurring items, like restructuring charges, asset impairments, business divestitures and other non-recurring, infrequent or unusual gains and losses (together referred to as “non-GAAP adjustments”), from the Company’s most directly comparable reported U.S. GAAP figures (reported gross profit, SG&A, operating earnings, net earnings and EPS).

Free cash flow (FCF)
Calculated using total cash provided by operating activities less capital expenditures. The Company believes the presentation of FCF allows investors to evaluate the capacity of the Company's operations to generate free cash flow.

Daily sales
Refers to net sales for the period divided by the number of U.S. selling days for the period.

Daily, constant currency sales
Refers to the daily sales adjusted for changes in foreign exchange.

Daily, constant currency sales in local days
Refers to the daily sales adjusted for changes in foreign exchange and local selling days for the business unit.

Foreign exchange impact
Calculated by dividing current period local currency daily sales by current period average exchange rate and subtracting the current period local currency daily sales divided by the prior period average exchange rate.

U.S. selling days:
2022: Q1-64, Q2-64, Q3-64, Q4-63, FY-255
2023: Q1-64, Q2-64, Q3-63, Q4-63, FY-254
2024: Q1-64, Q2-64, Q3-64, Q4-64, FY-256

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported results. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review Company financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

This press release also includes certain non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of future restructurings, asset impairments, and other charges. Neither of these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measures is not provided.

The reconciliation provided below reconciles GAAP financial measures to the non-GAAP financial measures used in this release: daily sales; daily, constant currency sales; and free cash flow.

Sales growth for the three months ended June 30, 2023
(percent change compared to prior year period)
(unaudited)

	Q2 2023
	Total Company	High-Touch Solutions North America	Endless Assortment
Reported sales	9.0%	9.9%	4.5%
Day impact	—	—	—
Daily sales(1)	9.0%	9.9%	4.5%
Foreign exchange(2)	(1.1)%	(0.1)%	(5.6)%
Daily, constant currency sales	10.1%	10.0%	10.1%

(1) Based on U.S. selling days, there were 64 selling days in Q2 2023 and Q2 2022.
(2) Foreign exchange impact is calculated by dividing current period local currency daily sales by current period average exchange rate and subtracting the current period local currency daily sales divided by the prior period average exchange rate.

Free cash flow (FCF) for the three months ended June 30, 2023
(in millions of dollars)
(unaudited)

Q2 2023
Cash flows provided by operating activities	$450
Capital expenditures	(95)
Free cash flow	$355

Basis of presentation
The Company has a controlling ownership interest in MonotaRO, which is part of our Endless Assortment segment. MonotaRO’s results are fully consolidated, reflected in U.S. GAAP, and reported one-month in arrears. Results will differ from MonotaRO’s externally reported financials which follow Japanese GAAP.

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